Exhibit 99.1

NEWS

CONTACT:     Brian J. Richardson
UNIVEST FINANCIAL CORPORATION
Chief Financial Officer
215-721-2446, richardsonb@univest.net

FOR IMMEDIATE RELEASE

UNIVEST FINANCIAL CORPORATION
REPORTS YEAR AND FOURTH QUARTER RESULTS
(Loan Growth (excluding PPP loans1) for 2020 of 9.9%)

SOUDERTON, Pa., January 27, 2021 - Univest Financial Corporation (“Univest” or the "Corporation") (NASDAQ: UVSP), parent company of Univest Bank and Trust Co. and its insurance, investments and equipment financing subsidiaries, today announced net income for the year ended December 31, 2020 of $46.9 million, or $1.60 diluted earnings per share, compared to net income of $65.7 million, or $2.24 diluted earnings per share, for the year ended December 31, 2019. Net income for the quarter ended December 31, 2020 was $25.9 million, or $0.88 diluted earnings per share, compared to net income of $15.5 million, or $0.53 diluted earnings per share, for the quarter ended December 31, 2019.

Pre-tax pre-provision income1 for the year ended December 31, 2020 was $97.7 million, an increase of $9.1 million, or 10.3%, from the comparable period in the prior year. Pre-tax pre-provision income1 for the quarter ended December 31, 2020 was $22.9 million, an increase of $1.8 million, or 8.6%, from the fourth quarter of 2019.

One-Time Items For the Quarter
The financial results for the quarter ended December 31, 2020 included a $1.4 million ($1.1 million after-tax), or $0.04 diluted earnings per share, restructuring charge associated with the Corporation's previously announced financial service center optimization plan. The financial results for the quarter ended December 31, 2020 also included a charge of $1.1 million ($877 thousand after-tax), or $0.03 diluted earnings per share, in other expense related to the extinguishment of long-term debt. During the fourth quarter of 2020, the Corporation modified the vesting criteria for outstanding performance-based restricted stock grants to better reflect the current operating environment. As a result of these
1 Non-GAAP metric. A reconciliation of this and other non-GAAP to GAAP performance measures is included at the end of this document.

modifications, a benefit of $928 thousand ($733 thousand after-tax), or $0.03 diluted earnings per share, was recognized in salaries, benefits and commissions for the quarter ended December 31, 2020.

COVID-19
As a result of the impact of COVID-19, we have taken various actions to support our customers and the communities we collectively serve, including modifying outstanding loans and leases and waiving certain deposit service charges. Loans and leases that were modified via principal and/or interest deferrals were done so in accordance with Section 4013 of the CARES Act and the Interagency Statement on Loan Modifications and Reporting for Financial Institutions Working with Customers Affected by the Coronavirus and have not been categorized as troubled debt restructurings. These loans and leases had a combined principal balance of approximately $68.0 million as of December 31, 2020, which represents approximately 1.4% of the loan portfolio, excluding Paycheck Protection Program ("PPP") loans2. For more information on these loans, including a breakdown of such loans by type, please see the "Loan Portfolio Overview" table within this document.

CECL
The Corporation adopted Accounting Standard Update No. 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“CECL”) effective January 1, 2020. During the quarter ended December 31, 2020, the Corporation reduced its allowance for credit losses resulting in a reversal of provision for credit loss expense of $8.7 million, of which $11.6 million (after-tax benefit of $9.2 million), or $0.31 diluted earnings per share, was attributable to changes in economic-related assumptions within the Corporation’s CECL model offset by a reserve increase attributable to loan growth. During the year ended December 31, 2020, the Corporation recorded CECL related charges of $40.8 million, of which $27.4 million (after-tax charge of $21.6 million), or $0.74 diluted earnings per share, was attributable to changes in economic related assumptions within the CECL model.

Loans
Gross loans and leases, excluding PPP loans2, increased $436.2 million, or 9.9%, from December 31, 2019 primarily due to increases in commercial real estate loans. Gross loans and leases, excluding PPP loans2, increased $112.8 million, or 9.6% (annualized), from September 30, 2020 primarily due to increases in commercial real estate loans.
Deposits
Total deposits increased $882.6 million, or 20.2%, from December 31, 2019 primarily due to increases in commercial, consumer and public funds deposits. Total deposits increased $31.1 million, or 2.4%
2 Non-GAAP metric. A reconciliation of this and other non-GAAP to GAAP performance measures is included at the end of this document.

(annualized), from September 30, 2020 primarily due to an increase in consumer deposits offset by a decrease in commercial deposits.

Net Interest Income and Margin
Net interest income of $174.4 million for the year ended December 31, 2020 increased $5.1 million, or 3.0%, from the prior year primarily due to lower deposit costs and growth in loans partially offset by a decrease in loan and investment yields. Net interest margin, on a tax-equivalent basis, was 3.16% for the year ended December 31, 2020 compared to 3.59% for the year ended December 31, 2019. Excess liquidity reduced net interest margin by approximately fourteen basis points for the year ended December 31, 2020 compared to eight basis points for the year ended December 31, 2019. This excess liquidity was primarily driven by strong deposit balance growth during 2020. PPP loans reduced net interest margin by seven basis points for the year ended December 31, 2020 compared to no impact for the year ended December 31, 2019. Excluding the impacts of excess liquidity and PPP loans, the net interest margin, on a tax-equivalent basis, was 3.37% for the year ended December 31, 2020 compared to 3.67% for the year ended December 31, 2019. For the year ended December 31, 2020, PPP loans contributed $7.9 million to net interest income. As of December 31, 2020, $7.7 million of net deferred fees remained on the balance sheet, which represents approximately 63% of the initial deferred fee amount.

Net interest margin, on a tax-equivalent basis, was 3.02% for the fourth quarter of 2020, compared to 3.02% for the third quarter of 2020 and 3.44% for the fourth quarter of 2019. Excess liquidity reduced net interest margin by approximately thirteen basis points for the quarter ended December 31, 2020 compared to eighteen basis points for the quarter ended September 30, 2020 and twelve basis points for the quarter ended December 31, 2019. This excess liquidity was primarily driven by strong deposit balance growth in 2020. PPP loans reduced net interest margin by seven basis points for the quarter ended December 31, 2020 compared to ten basis points for the quarter ended September 30, 2020 and had no impact for the quarter ended December 31, 2019. Excluding the impacts of excess liquidity and PPP loans, the net interest margin, on a tax-equivalent basis, was 3.22%, 3.30% and 3.56% for the quarters ended December 31, 2020, September 30, 2020 and December 31, 2019, respectively. For the quarter ended December 31, 2020, PPP loans contributed $3.1 million to net interest income, of which $369 thousand related to forgiveness activity.

Noninterest Income
Noninterest income for the quarter ended December 31, 2020 was $20.1 million, an increase of $4.0 million, or 24.6%, from the comparable period in the prior year. Noninterest income for the year ended December 31, 2020 was $78.3 million, an increase of $12.9 million, or 19.7%, from the comparable period in the prior year.

Net gain on mortgage banking activities increased $3.3 million, or 316.5%, for the quarter and $12.5 million, or 316.7%, for the year ended December 31, 2020 from the comparable periods in the prior year, due to an increase in volume and expansion of margins.

Other income increased $923 thousand, or 91.1%, for the quarter ended December 31, 2020 and $3.3 million, or 127.3%, for the year ended December 31, 2020 from the comparable periods in the prior year. Fees on risk participation agreements for interest rate swaps increased $1.0 million for the quarter ended December 31, 2020 and $4.4 million for the year ended December 31, 2020 from the comparable periods in the prior year, driven by increased customer activity due to the current rate environment. Gain on sale of small business administration (SBA) loans decreased $482 thousand for the year ended December 31, 2020 from the prior year due to decreased SBA loan sale activity. Equity securities measured at fair value decreased $266 thousand for the year ended December 31, 2020 from the prior year.

Service charges on deposit accounts decreased $1.1 million, or 18.5%, for the year ended December 31, 2020 from the prior year due to the waiving of certain deposit service charges for customers in response to COVID-19 during the second quarter of 2020 and reduced customer activity in the third and fourth quarters of 2020.

Other service fee income decreased $1.8 million, or 19.2%, for the year ended December 31, 2020 from the prior year. Mortgage servicing right amortization increased $1.4 million for the year ended December 31, 2020 from the prior year driven by the decline in interest rates and their impact on prepayment activity. Interchange income decreased $308 thousand for the year ended December 31, 2020 from the prior year due to decreased customer transaction activity.

Noninterest Expense
Noninterest expense for the quarter ended December 31, 2020 was $41.7 million, an increase of $4.3 million, or 11.4%, from the comparable period in the prior year. Noninterest expense for the year ended December 31, 2020 was $155.0 million, an increase of $8.9 million, or 6.1% from the prior year.

Salaries, benefits and commissions increased $1.7 million, or 7.7%, for the quarter ended December 31, 2020 and increased $4.9 million, or 5.6%, for the year ended December 31, 2020 from the comparable periods in the prior year. The increases were attributable to additional staff hired, primarily during 2019, to support revenue generation across all business lines, expansion of our commercial lending groups in the first and second quarters of 2019, annual merit increases and increased variable compensation due to strong mortgage banking activity. The increases in salaries, benefits and commissions were offset by the benefit of the previously discussed performance-based restricted stock modifications and $1.3 million of incremental capitalized compensation related to origination of PPP loans. Deposit insurance premiums increased $423 thousand, or 123.7%, for the quarter and $1.8 million, or 232.2%, for the year ended December 31, 2020 from the comparable periods in the prior year primarily due to an FDIC small bank assessment credit of $1.1 million, of which $988 thousand was recognized during the third quarter of 2019 and $114 thousand was recognized during the fourth quarter of 2019, and an increased assessment base for 2020 due to asset growth. Restructuring charges increased $1.4 million for the quarter and year ended December 31, 2020 from the comparable periods in the prior year due to the impact of the financial service center optimization plan discussed previously. Other expense increased $615 thousand, or 9.6%, for the quarter and $1.3 million, or 5.7%, for the year ended December 31, 2020 from the comparable periods in the prior year primarily due to charges from the extinguishment of long-term debt discussed previously.

Asset Quality and Provision for Credit Losses
Nonperforming assets were $40.5 million at December 31, 2020, compared to $41.9 million at September 30, 2020 and $39.3 million at December 31, 2019. Other real estate owned includes a $7.1 million property, which transferred to other real estate owned during the second quarter of 2020. The property is under an agreement of sale and is expected to be sold during the first quarter of 2021.

Net loan and lease charge-offs were $618 thousand during the fourth quarter of 2020 and $4.6 million for the year ended December 31, 2020. The reversal of provision for credit losses was $8.7 million for the fourth quarter of 2020, due to a reserve decrease of $8.2 million related to loans and leases and $690 thousand related to unfunded commitments, offset by a reserve increase of $176 thousand related to investment securities. The provision for credit losses was $40.8 million for the year ended December 31, 2020, of which $39.4 million related to loans and leases, $786 thousand related to reserves for unfunded commitments, and $569 thousand related to investment securities.

Net loan and lease charge-offs were $558 thousand during the fourth quarter of 2019 and $2.6 million for the year ended December 31, 2019. The provision for loan and lease losses was $2.2 million for the fourth quarter of 2019 and $8.5 million for the year ended December 31, 2019.

The allowance for credit losses on loans and leases as a percentage of loans and leases held for investment was 1.56% at December 31, 2020, compared to 1.76% at September 30, 2020, and 0.81% at December 31, 2019. The allowance for credit losses on loans and leases as a percentage of loans and leases held for investment, excluding PPP loans3, was 1.72% at December 31, 2020, compared to 1.95% at September 30, 2020.

3 Non-GAAP metric. A reconciliation of this and other non-GAAP to GAAP performance measures is included at the end of this document.

Tax Provision
The effective income tax rate was 17.5% for the year ended December 31, 2020 compared to an effective income tax rate of 17.9% for the year ended December 31, 2019. The Corporation's effective income tax rate reflects the benefits of tax-exempt income from investments in municipal securities and loans and leases.

Dividend
On January 27, 2021, Univest declared a quarterly cash dividend of $0.20 per share. The dividend will be paid on February 24, 2021 to shareholders of record as of February 10, 2021.

Conference Call
Univest will host a conference call to discuss fourth quarter and year end 2020 results on Thursday, January 28, 2021 at 9:00 a.m. EST. Participants may preregister at https://dpregister.com/sreg/10150871/e00405b3c0. The general public can access the call by dialing 1-888-338-6515. A replay of the conference call will be available through February 28, 2021 by dialing 1-877-344-7529; using Conference ID: 10150871.

About Univest Financial Corporation
Univest Financial Corporation (UVSP), including its wholly-owned subsidiary Univest Bank and Trust Co., Member FDIC, has approximately $6.3 billion in assets and $4.1 billion in assets under management and supervision through its Wealth Management lines of business at December 31, 2020. Headquartered in Souderton, Pa. and founded in 1876, the Corporation and its subsidiaries provide a full range of financial solutions for individuals, businesses, municipalities and nonprofit organizations primarily in the Mid-Atlantic Region. Univest delivers these services through a network of more than 50 offices in southeastern Pennsylvania extending to the Lehigh Valley and York, as well as in New Jersey and Maryland and online at www.univest.net.
# # #
This press release of Univest and the reports Univest files with the Securities and Exchange Commission often contain "forward-looking statements" relating to trends or factors affecting the financial services industry and, specifically, the financial condition and results of operations, markets and products of Univest. These forward-looking statements involve certain risks and uncertainties in that there are a number of important factors that could cause Univest's future results to differ materially from those expressed or implied by the forward-looking statements. These factors include, but are not limited to: (1) competition; (2) changes in interest rates; (3) changes in asset quality, prepayment speeds, loan sale volumes, charge-offs and credit loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which Univest is engaged; (6) technological issues that may adversely affect Univest financial operations or customers; (7) changes in the securities markets or (8) risk factors mentioned in the reports and registration statements Univest files with the Securities and Exchange Commission.

Additionally, it is difficult to predict the full impact of the COVID-19 outbreak on our business. The extent of such impact will depend on future developments, which are highly uncertain, including when the coronavirus can be controlled and abated and whether the gradual reopening of businesses will result in a meaningful increase in economic activity. As the result of the COVID-19 pandemic and the related adverse local and national economic consequences, we could be subject to any of the following risks, any of which could have a material, adverse effect on our business, financial condition, liquidity, and results of operations: (1) demand for our products and services may decline; (2) if the economy is unable to substantially reopen, and higher levels of unemployment continue for an extended period of time, loan delinquencies, problem assets, and foreclosures may increase; (3) collateral for loans, especially real estate, may decline in value; (4) our allowance for credit losses may have to be increased if borrowers experience financial difficulties; (5) the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us; (6) as the result of the decline in the Federal Reserve Board’s target federal funds rate to near 0%, the yield on our assets may decline to a greater extent than the decline in our cost of interest-bearing liabilities; (7) a material decrease in net income or a net loss over several quarters could result in a decrease in the rate of our quarterly cash dividend; (8) our wealth management revenues may decline with continuing market turmoil; (9) litigation, regulatory enforcement risk and reputation risk regarding our participation in the Paycheck Protection Program and the risk that the Small Business Administration may not fund some or all PPP loan guarantees; (10) our cyber security risks are increased as the result of an increase in the number of employees working remotely; (11) Federal Deposit Insurance Corporation premiums may increase if the agency experience additional resolution costs; and (12) further and sustained decline in our stock price or other triggering event could result in an impairment charge being recorded. Univest undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

(UVSP - ER)

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
December 31, 2020
(Dollars in thousands)

Balance Sheet (Period End)	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Assets	$6,336,496	$6,382,831	$6,125,312	$5,464,768	$5,380,924
Investment securities, net of allowance for credit losses	373,176	368,830	397,852	423,521	441,599
Loans held for sale	35,529	14,465	31,082	11,417	5,504
Loans and leases held for investment, gross	5,306,841	5,211,856	4,951,809	4,448,825	4,386,836
Allowance for credit losses, loans and leases	83,044	91,870	86,217	68,216	35,331
Loans and leases held for investment, net	5,223,797	5,119,986	4,865,592	4,380,609	4,351,505
Total deposits	5,242,715	5,211,603	4,869,329	4,407,303	4,360,075
Noninterest-bearing deposits	1,690,663	1,714,505	1,725,819	1,318,270	1,279,681
NOW, money market and savings	2,988,277	2,940,879	2,623,025	2,452,021	2,474,384
Time deposits	563,775	556,219	520,485	637,012	606,010
Borrowings	311,421	416,104	515,722	323,363	263,596
Shareholders' equity	692,472	669,107	654,873	651,551	675,122

Balance Sheet (Average)	For the three months ended,					For the twelve months ended,
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	12/31/2020	12/31/2019
Assets	$6,353,519	$6,265,605	$6,000,790	$5,409,561	$5,400,591	$6,006,877	$5,224,583
Investment securities, net of allowance for credit losses	369,511	385,221	411,957	441,900	445,932	402,011	461,841
Loans and leases, gross	5,253,720	5,070,037	4,836,858	4,388,584	4,280,430	4,888,801	4,148,619
Deposits	5,222,452	5,030,398	4,794,669	4,349,984	4,374,586	4,850,890	4,186,339
Shareholders' equity	676,426	661,947	660,950	673,460	672,647	668,201	652,453

Asset Quality Data (Period End)
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019
Nonaccrual loans and leases, including nonaccrual troubled debt restructured loans and leases	$31,692	$30,019	$26,141	$36,626	$38,578
Accruing loans and leases 90 days or more past due	1,392	3,573	1,193	1,777	143
Accruing troubled debt restructured loans and leases	53	53	53	54	54
Total nonperforming loans and leases	33,137	33,645	27,387	38,457	38,775
Other real estate owned	7,355	8,270	8,642	516	516
Total nonperforming assets	$40,492	$41,915	$36,029	$38,973	$39,291
Nonaccrual loans and leases / Loans and leases held for investment	0.60%	0.58%	0.53%	0.82%	0.88%
Nonperforming loans and leases / Loans and leases held for investment	0.62%	0.65%	0.55%	0.86%	0.88%
Nonperforming assets / Total assets	0.64%	0.66%	0.59%	0.71%	0.73%

Allowance for credit losses, loans and leases	$83,044	$91,870	$86,217	$68,216	$35,331
Allowance for credit losses, loans and leases / Loans and leases held for investment	1.56%	1.76%	1.74%	1.53%	0.81%
Allowance for credit losses, loans and leases / Loans and leases held for investment, excluding Paycheck Protection Program loans (1)	1.72%	1.95%	1.94%	1.53%	0.81%
Allowance for credit losses, loans and leases / Nonaccrual loans and leases held for investment	262.03%	306.04%	329.82%	186.25%	91.58%
Allowance for credit losses, loans and leases / Nonperforming loans and leases held for investment	250.61%	273.06%	314.81%	177.38%	91.12%

	For the three months ended,					For the twelve months ended,
	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	12/31/2020	12/31/2019
Net loan and lease charge-offs (recoveries)	$618	$(35)	$3,576	$489	$558	$4,648	$2,551
Net loan and lease charge-offs (annualized)/Average loans and leases	0.05%	—%	0.30%	0.04%	0.05%	0.10%	0.06%
(1) Non-GAAP metric. A reconciliation of this and other non-GAAP to GAAP performance measures is included at the end of this document.

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
December 31, 2020
(Dollars in thousands, except per share data)
	For the three months ended,					For the twelve months ended,
For the period:	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	12/31/2020	12/31/2019
Interest income	$51,334	$50,612	$49,980	$52,019	$53,369	$203,945	$214,093
Interest expense	6,813	6,758	6,462	9,551	10,940	29,584	44,861
Net interest income	44,521	43,854	43,518	42,468	42,429	174,361	169,232
(Reversal of provision) provision for credit losses	(8,721)	3,935	23,737	21,843	2,225	40,794	8,511
Net interest income after provision for credit losses	53,242	39,919	19,781	20,625	40,204	133,567	160,721
Noninterest income:
Trust fee income	1,974	1,915	1,924	1,890	1,912	7,703	7,826
Service charges on deposit accounts	1,371	1,187	890	1,397	1,551	4,845	5,946
Investment advisory commission and fee income	4,144	4,005	3,540	4,255	4,064	15,944	15,940
Insurance commission and fee income	3,512	3,776	4,067	4,732	3,609	16,087	16,571
Other service fee income	2,092	2,093	1,488	1,870	2,229	7,543	9,341
Bank owned life insurance income	733	741	732	734	741	2,940	3,179
Net gain on sales of investment securities	54	57	65	695	13	871	54
Net gain on mortgage banking activities	4,323	5,860	3,515	2,744	1,038	16,442	3,946
Other income	1,936	2,171	1,779	67	1,013	5,953	2,619
Total noninterest income	20,139	21,805	18,000	18,384	16,170	78,328	65,422
Noninterest expense:
Salaries, benefits and commissions	23,613	24,059	21,700	23,836	21,933	93,208	88,289
Net occupancy	2,697	2,609	2,478	2,574	2,534	10,358	10,221
Equipment	951	972	923	995	1,027	3,841	4,170
Data processing	2,961	2,862	2,750	2,760	2,685	11,333	10,450
Professional fees	1,436	1,321	1,264	1,317	1,475	5,338	5,563
Marketing and advertising	575	463	535	402	710	1,975	2,594
Deposit insurance premiums	765	707	615	504	342	2,591	780
Intangible expenses	282	283	321	330	374	1,216	1,595
Restructuring charges	1,439	—	—	—	—	1,439	—
Other expense	7,015	5,251	5,374	6,059	6,400	23,699	22,428
Total noninterest expense	41,734	38,527	35,960	38,777	37,480	154,998	146,090
Income before taxes	31,647	23,197	1,821	232	18,894	56,897	80,053
Income tax expense (benefit)	5,773	5,078	(264)	(606)	3,384	9,981	14,334
Net income	$25,874	$18,119	$2,085	$838	$15,510	$46,916	$65,719
Net income per share:
Basic	$0.88	$0.62	$0.07	$0.03	$0.53	$1.60	$2.24
Diluted	$0.88	$0.62	$0.07	$0.03	$0.53	$1.60	$2.24
Dividends declared per share	$—	$0.20	$0.20	$0.20	$0.20	$0.60	$0.80
Weighted average shares outstanding	29,274,915	29,226,627	29,187,197	29,286,200	29,327,169	29,243,773	29,299,599
Period end shares outstanding	29,295,052	29,241,302	29,201,985	29,164,782	29,334,629	29,295,052	29,334,629

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
December 31, 2020

	For the three months ended,					For the twelve months ended,
Profitability Ratios (annualized)	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	12/31/2020	12/31/2019
Return on average assets	1.62%	1.15%	0.14%	0.06%	1.14%	0.78%	1.26%
Return on average assets, excluding restructuring charges (1)	1.69%	1.15%	0.14%	0.06%	1.14%	0.80%	1.26%
Return on average shareholders' equity	15.22%	10.89%	1.27%	0.50%	9.15%	7.02%	10.07%
Return on average shareholders' equity, excluding restructuring charges (1)	15.89%	10.89%	1.27%	0.50%	9.15%	7.19%	10.07%
Return on average tangible common equity (1)	20.53%	14.82%	1.73%	0.68%	12.40%	9.52%	13.82%
Return on average tangible common equity, excluding restructuring charges (1)	21.44%	14.82%	1.73%	0.68%	12.40%	9.76%	13.82%
Net interest margin (FTE)	3.02%	3.02%	3.18%	3.48%	3.44%	3.16%	3.59%
Efficiency ratio (2)	63.8%	58.0%	57.7%	62.8%	63.0%	60.6%	61.4%
Efficiency ratio, excluding restructuring charges (1) (2)	61.6%	58.0%	57.7%	62.8%	63.0%	60.0%	61.4%

Capitalization Ratios
Dividends declared to net income (3)	—%	32.3%	278.7%	699.9%	37.8%	37.4%	35.7%
Shareholders' equity to assets (Period End)	10.93%	10.48%	10.69%	11.92%	12.55%	10.93%	12.55%
Tangible common equity to tangible assets (1)	8.40%	7.96%	8.06%	8.99%	9.59%	8.40%	9.59%
Common equity book value per share	$23.64	$22.88	$22.43	$22.34	$23.01	$23.64	$23.01
Tangible common equity book value per share (1)	$17.66	$16.89	$16.41	$16.31	$17.01	$17.66	$17.01

Regulatory Capital Ratios (Period End)
Tier 1 leverage ratio	9.08%	8.97%	9.15%	9.90%	10.02%	9.08%	10.02%
Common equity tier 1 risk-based capital ratio	10.77%	10.52%	10.73%	10.79%	11.03%	10.77%	11.03%
Tier 1 risk-based capital ratio	10.77%	10.52%	10.73%	10.79%	11.03%	10.77%	11.03%
Total risk-based capital ratio	15.31%	15.35%	13.72%	13.65%	13.78%	15.31%	13.78%
(1) Non-GAAP metric. A reconciliation of this and other non-GAAP to GAAP performance measures is included at the end of this document.
(2) Noninterest expense to net interest income before loan loss provision plus noninterest income adjusted for tax equivalent income.
(3) As announced in the September 30, 2020 Earnings Release, the Corporation changed the timing of future dividends declarations and payments.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended,
Tax Equivalent Basis	December 31, 2020			September 30, 2020
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$296,258	$82	0.11%	$368,181	$100	0.11%
U.S. government obligations	6,998	36	2.05	6,998	36	2.05
Obligations of state and political subdivisions	14,269	129	3.60	18,004	167	3.69
Other debt and equity securities	348,244	1,237	1.41	360,219	1,610	1.78
Federal Home Loan Bank, Federal Reserve Bank and other stock	29,838	438	5.84	28,651	419	5.82
Total interest-earning deposits, investments and other interest-earning assets	695,607	1,922	1.10	782,053	2,332	1.19
Commercial, financial, and agricultural loans	824,374	7,366	3.55	807,376	7,330	3.61
Paycheck Protection Program loans	497,035	3,133	2.51	500,549	2,811	2.23
Real estate—commercial and construction loans	2,518,056	24,388	3.85	2,358,971	23,547	3.97
Real estate—residential loans	1,025,818	10,345	4.01	1,009,407	10,380	4.09
Loans to individuals	27,427	289	4.19	28,663	309	4.29
Municipal loans and leases	258,627	2,776	4.27	267,364	2,839	4.22
Lease financings	102,383	1,690	6.57	97,707	1,662	6.77
Gross loans and leases	5,253,720	49,987	3.79	5,070,037	48,878	3.84
Total interest-earning assets	5,949,327	51,909	3.47	5,852,090	51,210	3.48
Cash and due from banks	53,360			56,715
Allowance for credit losses, loans and leases	(92,766)			(87,046)
Premises and equipment, net	55,653			55,755
Operating lease right-of-use assets	34,272			33,875
Other assets	353,673			354,216
Total assets	$6,353,519			$6,265,605
Liabilities:
Interest-bearing checking deposits	$838,323	$537	0.25%	$725,580	$468	0.26%
Money market savings	1,213,585	898	0.29	1,116,628	897	0.32
Regular savings	905,918	341	0.15	901,716	449	0.20
Time deposits	582,782	2,034	1.39	525,656	2,214	1.68
Total time and interest-bearing deposits	3,540,608	3,810	0.43	3,269,580	4,028	0.49
Short-term borrowings	15,091	2	0.05	130,359	97	0.30
Long-term debt	169,623	611	1.43	208,776	742	1.41
Subordinated notes	193,244	2,390	4.92	155,945	1,891	4.82
Total borrowings	377,958	3,003	3.16	495,080	2,730	2.19
Total interest-bearing liabilities	3,918,566	6,813	0.69	3,764,660	6,758	0.71
Noninterest-bearing deposits	1,681,844			1,760,818
Operating lease liabilities	37,616			37,170
Accrued expenses and other liabilities	39,067			41,010
Total liabilities	5,677,093			5,603,658
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	296,810			296,272
Retained earnings and other equity	221,832			207,891
Total shareholders' equity	676,426			661,947
Total liabilities and shareholders' equity	$6,353,519			$6,265,605
Net interest income		$45,096			$44,452
Net interest spread			2.78			2.77
Effect of net interest-free funding sources			0.24			0.25
Net interest margin			3.02%			3.02%
Ratio of average interest-earning assets to average interest-bearing liabilities	151.82	%		155.45	%

Note 1: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustment.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended December 31, 2020 and September 30, 2020 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended December 31,
Tax Equivalent Basis	2020			2019
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$296,258	$82	0.11%	$205,703	$860	1.66%
U.S. government obligations	6,998	36	2.05	7,297	37	2.01
Obligations of state and political subdivisions	14,269	129	3.60	35,938	324	3.58
Other debt and equity securities	348,244	1,237	1.41	402,697	2,684	2.64
Federal Home Loan Bank, Federal Reserve Bank and other stock	29,838	438	5.84	30,653	514	6.65
Total interest-earning deposits, investments and other interest-earning assets	695,607	1,922	1.10	682,288	4,419	2.57
Commercial, financial, and agricultural loans	824,374	7,366	3.55	830,757	9,197	4.39
Paycheck Protection Program loans	497,035	3,133	2.51	—	—	—
Real estate—commercial and construction loans	2,518,056	24,388	3.85	2,040,442	23,526	4.57
Real estate—residential loans	1,025,818	10,345	4.01	966,370	11,566	4.75
Loans to individuals	27,427	289	4.19	31,694	458	5.73
Municipal loans and leases	258,627	2,776	4.27	325,939	3,323	4.04
Lease financings	102,383	1,690	6.57	85,228	1,528	7.11
Gross loans and leases	5,253,720	49,987	3.79	4,280,430	49,598	4.60
Total interest-earning assets	5,949,327	51,909	3.47	4,962,718	54,017	4.32
Cash and due from banks	53,360			50,794
Allowance for credit losses, loans and leases	(92,766)			(34,392)
Premises and equipment, net	55,653			57,043
Operating lease right-of-use assets	34,272			34,693
Other assets	353,673			329,735
Total assets	$6,353,519			$5,400,591
Liabilities:
Interest-bearing checking deposits	$838,323	$537	0.25%	$566,904	$941	0.66%
Money market savings	1,213,585	898	0.29	1,074,066	3,749	1.38
Regular savings	905,918	341	0.15	798,145	870	0.43
Time deposits	582,782	2,034	1.39	648,726	3,261	1.99
Total time and interest-bearing deposits	3,540,608	3,810	0.43	3,087,841	8,821	1.13
Short-term borrowings	15,091	2	0.05	30,404	63	0.82
Long-term debt	169,623	611	1.43	153,049	795	2.06
Subordinated notes	193,244	2,390	4.92	94,786	1,261	5.28
Total borrowings	377,958	3,003	3.16	278,239	2,119	3.02
Total interest-bearing liabilities	3,918,566	6,813	0.69	3,366,080	10,940	1.29
Noninterest-bearing deposits	1,681,844			1,286,745
Operating lease liabilities	37,616			37,867
Accrued expenses and other liabilities	39,067			37,252
Total liabilities	5,677,093			4,727,944
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	296,810			294,731
Retained earnings and other equity	221,832			220,132
Total shareholders' equity	676,426			672,647
Total liabilities and shareholders' equity	$6,353,519			$5,400,591
Net interest income		$45,096			$43,077
Net interest spread			2.78			3.03
Effect of net interest-free funding sources			0.24			0.41
Net interest margin			3.02%			3.44%
Ratio of average interest-earning assets to average interest-bearing liabilities	151.82	%		147.43	%

Note 1: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustments.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended December 31, 2020 and 2019 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Twelve Months Ended December 31,
Tax Equivalent Basis	2020			2019
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$274,372	$574	0.21%	$141,774	$2,876	2.03%
U.S. government obligations	7,132	145	2.03	14,665	254	1.73
Obligations of state and political subdivisions	23,065	825	3.58	50,360	1,693	3.36
Other debt and equity securities	371,814	7,697	2.07	396,816	10,406	2.62
Federal Home Loan Bank, Federal Reserve Bank and other stock	29,726	1,746	5.87	31,446	2,154	6.85
Total interest-earning deposits, investments and other interest-earning assets	706,109	10,987	1.56	635,061	17,383	2.74
Commercial, financial, and agricultural loans	817,489	30,657	3.75	815,472	40,496	4.97
Paycheck Protection Program loans	342,920	8,072	2.35	—	—	—
Real estate—commercial and construction loans	2,312,996	94,962	4.11	1,936,073	91,634	4.73
Real estate—residential loans	1,007,915	42,047	4.17	950,743	46,031	4.84
Loans to individuals	28,792	1,332	4.63	31,912	1,976	6.19
Municipal loans and leases	283,495	11,857	4.18	331,831	13,262	4.00
Lease financings	95,194	6,498	6.83	82,588	5,904	7.15
Gross loans and leases	4,888,801	195,425	4.00	4,148,619	199,303	4.80
Total interest-earning assets	5,594,910	206,412	3.69	4,783,680	216,686	4.53
Cash and due from banks	52,000			48,877
Allowance for credit losses, loans and leases	(73,459)			(32,389)
Premises and equipment, net	55,888			58,237
Operating lease right-of-use assets	34,277			35,712
Other assets	343,261			330,466
Total assets	$6,006,877			$5,224,583
Liabilities:
Interest-bearing checking deposits	$692,049	$2,173	0.31%	$500,295	$2,790	0.56%
Money market savings	1,113,039	5,551	0.50	995,403	15,843	1.59
Regular savings	874,366	2,057	0.24	802,865	3,660	0.46
Time deposits	572,103	9,835	1.72	677,199	13,276	1.96
Total time and interest-bearing deposits	3,251,557	19,616	0.60	2,975,762	35,569	1.20
Short-term borrowings	86,658	327	0.38	56,882	1,012	1.78
Long-term debt	189,410	2,879	1.52	156,366	3,236	2.07
Subordinated notes	134,949	6,762	5.01	94,695	5,044	5.33
Total borrowings	411,017	9,968	2.43	307,943	9,292	3.02
Total interest-bearing liabilities	3,662,574	29,584	0.81	3,283,705	44,861	1.37
Noninterest-bearing deposits	1,599,333			1,210,577
Operating lease liabilities	37,557			38,791
Accrued expenses and other liabilities	39,212			39,057
Total liabilities	5,338,676			4,572,130
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	296,023			293,784
Retained earnings and other equity	214,394			200,885
Total shareholders' equity	668,201			652,453
Total liabilities and shareholders' equity	$6,006,877			$5,224,583
Net interest income		$176,828			$171,825
Net interest spread			2.88			3.16
Effect of net interest-free funding sources			0.28			0.43
Net interest margin			3.16%			3.59%
Ratio of average interest-earning assets to average interest-bearing liabilities	152.76	%		145.68	%

Note 1: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustments.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the twelve months ended December 31, 2020 and 2019 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Loan Portfolio Overview (Unaudited)

(Dollars in thousands)	As of December 31, 2020
Industry Description	Total Outstanding Balance (excl PPP)	% of Commercial Loan Portfolio	PPP $ (1)	$ Balance of Modified Loans (2)	Modified Loans as a % of Portfolio (2)
CRE - Retail	$342,910	8.6%	$239	$3,950	1.2%
Animal Production	263,623	6.6	706	40	—
CRE - 1-4 Family Residential Investment	245,022	6.2	1,282	—	—
CRE - Office	237,752	6.0	—	—	—
CRE - Multi-family	201,995	5.1	—	—	—
Real Estate Lenders, Secondary Market Financing	181,493	4.6	4,318	52	—
Hotels & Motels (Accommodation)	175,923	4.4	2,407	24,296	13.8
CRE - Industrial / Warehouse	169,015	4.3	139	—	—
Nursing and Residential Care Facilities	154,736	3.9	7,935	—	—
Specialty Trade Contractors	117,301	2.9	67,267	109	0.1
CRE - Mixed-Use - Residential	116,506	2.9	—	8,237	7.1
Professional, Scientific, and Technical Services	92,857	2.3	—	—	—
CRE - Medical Office	92,196	2.3	—	—	—
Homebuilding (tract developers, remodelers)	87,027	2.2	12,931	—	—
Merchant Wholesalers, Durable Goods	75,241	1.9	17,674	—	—
Education	68,846	1.7	72,072	2,637	3.8
Crop Production	66,998	1.7	270	—	—
Motor Vehicle and Parts Dealers	66,516	1.7	11,391	—	—
Fabricated Metal Product Manufacturing	62,077	1.6	12,760	—	—
Administrative and Support Services	59,708	1.5	28,814	100	0.2
Food Services and Drinking Places	58,067	1.5	15,971	2,893	5.0
Wood Product Manufacturing	50,079	1.3	3,886	—	—
Industries with >$50 million in outstandings	$2,985,888	75.2%	$260,062	$42,314	1.4%
Industries with <$50 million in outstandings	$990,450	24.8%	$223,711	$18,228	1.8%
Total Commercial Loans	$3,976,338	100.0%	$483,773	$60,542	1.5%

Consumer Loans and Lease Financings	Total Outstanding Balance		PPP $ (1)	$ Balance of Modified Loans (2)	Modified Loans as a % of Portfolio (2)
Real Estate-Residential Secured for Personal Purpose	$487,600		—	$7,444	1.5%
Real Estate-Home Equity Secured for Personal Purpose	166,609		—	3	—
Loans to Individuals	27,482		—	35	0.1
Lease Financings	165,039		—	—	—
Total Consumer Loans and Lease Financings	$846,730		$—	$7,482	0.9%

Total	$4,823,068		$483,773	$68,024	1.4%
(1) Includes ($7.7) million of net deferred fees.
(2) Loan modifications referenced above were made in accordance with Section 4013 of the CARES Act and the Interagency Statement on Loan Modifications and Reporting for Financial Institutions Working with Customers Affected by the Coronavirus and therefore were not classified as TDRs as of December 31, 2020.

Univest Financial Corporation
Non-GAAP Reconciliation
December 31, 2020

Management uses non-GAAP measures in its analysis of the Corporation's performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of the non-GAAP financial measures, which exclude the impact of the specified items, provides useful supplemental information that is essential to a proper understanding of the financial results of the Corporation. See the table below for additional information on non-GAAP measures used throughout this earnings release.

	For the three months ended,					For the twelve months ended,
(Dollars in thousands)	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	12/31/2020	12/31/2019
Restructuring charges (a)	$1,439	$—	$—	$—	$—	$1,439	$—
Tax effect of restructuring charges	(302)	—	—	—	—	(302)	—
Restructuring charges, net of tax	$1,137	$—	$—	$—	$—	$1,137	$—

Shareholders' equity	$692,472	$669,107	$654,873	$651,551	$675,122	$692,472	$675,122
Goodwill	(172,559)	(172,559)	(172,559)	(172,559)	(172,559)	(172,559)	(172,559)
Other intangibles (b)	(2,458)	(2,736)	(3,017)	(3,333)	(3,658)	(2,458)	(3,658)
Tangible common equity	$517,455	$493,812	$479,297	$475,659	$498,905	$517,455	$498,905

Total assets	$6,336,496	$6,382,831	$6,125,312	$5,464,768	$5,380,924	$6,336,496	$5,380,924
Goodwill	(172,559)	(172,559)	(172,559)	(172,559)	(172,559)	(172,559)	(172,559)
Other intangibles (b)	(2,458)	(2,736)	(3,017)	(3,333)	(3,658)	(2,458)	(3,658)
Tangible assets	$6,161,479	$6,207,536	$5,949,736	$5,288,876	$5,204,707	$6,161,479	$5,204,707

Average shareholders' equity	$676,426	$661,947	$660,950	$673,460	$672,647	$668,201	$652,453
Average goodwill	(172,559)	(172,559)	(172,559)	(172,559)	(172,559)	(172,559)	(172,559)
Average other intangibles (b)	(2,606)	(2,889)	(3,185)	(3,506)	(3,853)	(3,045)	(4,430)
Average tangible common equity	$501,261	$486,499	$485,206	$497,395	$496,235	$492,597	$475,464

Net income before taxes	$31,647	$23,197	$1,821	$232	$18,894	$56,897	$80,053
Provision for credit losses	(8,721)	3,935	23,737	21,843	2,225	40,794	8,511
Pre-tax pre-provision income	$22,926	$27,132	$25,558	$22,075	$21,119	$97,691	$88,564

Loans and leases held for investment, gross	$5,306,841	$5,211,856	$4,951,809	$4,448,825	$4,386,836	$5,306,841	$4,386,836
Paycheck Protection Program ("PPP") loans	(483,773)	(501,580)	(498,978)	—	—	(483,773)	—
Gross loans and leases excluding PPP loans	$4,823,068	$4,710,276	$4,452,831	$4,448,825	$4,386,836	$4,823,068	$4,386,836

(a) Associated with financial center optimization plan
(b) Amount does not include servicing rights